EXHIBIT 10.11I

SECOND AMENDMENT OF
JOHN BEAN TECHNOLOGIES CORPORATION
EMPLOYEES’ RETIREMENT PROGRAM
PART II UNION HOURLY EMPLOYEES’ RETIREMENT PLAN
(AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2012)

WHEREAS, John Bean Technologies Corporation (the “Company”) maintains the John Bean Technologies Corporation Employees’ Retirement Program Part II Union Hourly Employees’ Retirement Plan, as amended and restated, effective as of January 1, 2012 (the “Plan”);

WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects; and

WHEREAS, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment.

NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 11.1 Plan Amendment or Termination of the Plan, the Plan is hereby amended in the following respects, effective January 1, 2015:

1.             Section 1-1 of Supplemental 1 is hereby amended to add the following sentence to the end thereof which shall read as follows:

Notwithstanding any Plan provision to the contrary, (a) no Employee shall become an Eligible Employee or a Participant on or after January 1, 2015; (b) any Special Election Participant who incurs a Severance From Service Date and is subsequently re-employed on or after January 1, 2015 following such Severance From Service Date, shall not be eligible to recommence participation in the Plan following such date of reemployment that occurs on or after January 1, 2015; and (c) except with respect solely to the determination of whether a Participant has attained his or her Early Retirement Date, no Participant shall accrue any future Year of Credited Service on or after January 1, 2015 (January 1, 2018, with respect to a Special Election Participant).

2.             Section 1-6 of Supplemental 1 is hereby amended to add the following sentences to the end thereof which shall read as follows:

Notwithstanding any Plan provision to the contrary, except as provided below with respect solely to the determination of whether a Participant has attained his or her Early Retirement Date, the accrual of any future Year of Credited Service for all Participants shall cease and, as a result, Year of Credited Service with respect to a Participant shall not include any Period of Service of the Participant on or after January 1, 2015 (January 1, 2018, with respect to a Special Election Participant). Notwithstanding the preceding to the contrary, with respect solely to the determination of whether a Participant has attained his or her Early Retirement Date, each future Year of Credited Service of the Participant shall be taken into account.

3.             A new Section 1-14 is hereby added to the end of Supplemental 1 which shall read as follows:

Special Election Participant means an Eligible Employee (a) whose Employment Commencement Date is prior to September 1, 2014 and (b) who, on or before October 31, 2014, affirmatively elects in such manner as is determined by the Administrator to continue to accrue future benefit service under the Plan until the earlier of (i) December 31, 2017 or (ii) his or her Severance from Service Date.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 17th day of December, 2014.

JOHN BEAN TECHNOLOGIES CORPORATION

By: /s/ Mark Montague

Its: EVP, Human Resources